EXHIBIT 10.2

                                 CRYOLIFE, INC.
                           1655 ROBERTS BOULEVARD N.W.
                             KENNESAW, GEORGIA 30144



                                                            --------------------
                                                                    (Date)
Re:      GRANT OF NON-QUALIFIED STOCK OPTION

Dear ___________________________:

     This letter sets forth the agreement (the "Agreement") between you and CryoLife, Inc., a Florida corporation (the "Company"), regarding your option to acquire shares of the Company's Common Stock.

     1. Grant of Option. Subject to the terms set forth below, the Company hereby grants to you (the "Employee") the right, privilege, and option to purchase up to shares (of Common Stock the "Option Shares") at the purchase price of $_______ per share. The date of grant ("Grant Date") of the option is ___________. This option is intended to be and shall be treated as a "Non-Qualified Stock Option", as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. This option is granted pursuant to the CryoLife, Inc. 2004 Employee Stock Incentive Plan (the "Plan").

     2. Time of Exercise  of Option.  Prior to its  termination  as set forth in
Section 5 below, this option shall vest, and the Employee may exercise the option granted herein on the following dates, or thereafter provided the option is exercised prior to its termination:


                                                    Cumulative Percentage of
         Exercise Date                              Option Shares Exercisable
         -------------                              -------------------------
         First Anniversary of Grant Date                      20%
         Second Anniversary of Grant Date                     40%
         Third Anniversary of Grant Date                      60%
         Fourth Anniversary of Grant Date                     80%
         Fifth Anniversary of Grant Date                     100%


     3. Method of Exercise. The option shall be exercised by written notice directed to the Compensation Committee (the "Committee"), at the Company's principal executive office, and except as set forth below, must be accompanied by payment of the option price for the number of Option Shares purchased in accordance with the Plan's requirements. The payment for the number of Option Shares purchased may be payable in cash or by tendering (by actual delivery of shares) shares of the Company's common stock in accordance with the Plan. To the extent permitted by applicable law, you may elect to pay for the number of Option Shares purchased by irrevocably authorizing a third party to sell shares of the Company's common stock acquired upon exercise of the Option Shares and remitting to the Company a sufficient portion of the sale proceeds as payment of the entire option price for the number of Option Shares purchased, including any tax withholding resulting from such exercise. The Company shall make delivery of such shares in accordance with the Plan provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     4. The Plan. The Company's 2004 Employee Stock Incentive Plan, as amended from time to time by the Board of Directors of the Company, is hereby incorporated in this Agreement and to the extent that anything in this Agreement is inconsistent with the Plan, the terms of the Plan shall control. Employee acknowledges that the Company has provided a copy of the Plan to Employee.

     5. Termination of Option. Except as herein otherwise stated, the option, to the extent not previously exercised, shall terminate in accordance with the Plan and upon the first to occur of the following events:

          (a) Disability. The expiration of 36 months after the date on which Employee's employment by the Company is terminated, if such termination be by reason of Employee's permanent and total disability, provided, however, that (i) the option shall be exercisable only to the extent that Employee had the right to exercise the option at the time of termination and (ii) if the Employee dies within such 36 month period, any unexercised option held by such Employee shall thereafter be exercisable in accordance with the provisions of and shall terminate upon the first to occur of the events described in Sections 5(b) and
(d);

          (b) Death. In the event of Employee's death while in the employ of the Company, the expiration of 12 months following the date of his or her death, provided that the option shall be exercisable following the Employee's death only to the extent that Employee had the right to exercise the option at the time of his or her death.

          (c) Retirement. In the event Employee's employment with the Company terminates by reason of normal or early retirement, any option held by such Employee may be exercised by the Employee for a period of 36 months from the date of such termination; provided, however, that if the Employee dies within such 36 month period any unexercised option held by Employee shall thereafter be exercisable in accordance with the provisions of and shall terminate upon the first to occur of the events described in Section 5(b) and (d); or

          (d) Other. Upon the earlier to occur of (i) 66 months following the Grant Date, or (ii) upon termination of Employee's employment by the Company (except if such termination be by reason of death, disability, or normal or early retirement). It is in Compensation Committee's sole discretion to determine whether the Employee's employment with the Company terminates by reason of disability, normal or early retirement.

     Except as set forth above, the option may not be exercised unless Employee, at the time he or she exercises the option, is, and has been at all times since the date of grant of the option, an employee of the Company. Employee shall be deemed to be employed by the Company if he or she is employed by the Company or any of its subsidiaries. Notwithstanding the above, in no event may the option be exercised after 66 months following the Grant Date.

     6. Reclassification, Consolidation, or Merger. The number of Option Shares may be adjusted in accordance with the Plan if certain events such as merger, reorganization, consolidation, recapitalization, stock dividends, stock splits, or other changes in the Company's corporate structure affecting its Common Stock occur.

     7. Rights Prior to exercise of Option. This Option is not transferrable by Employee, except by will or by the laws of descent and distribution or as otherwise set forth in the Plan, and during Employee's lifetime shall be exercisable only by Employee. This option shall confer no rights to the holder hereof to act as stockholder with respect to any of the Option Shares until payment of the option price and delivery of a share certificate has been made.

     8.  Employee's   Representations  and  Warranties.  By  execution  of  this
Agreement, Employee represents and warrants to the Company as follows:

          (a) The entire legal and beneficial interest of the option and the Option Shares are for and will be held for the account of the Employee only and neither in whole nor in part for any other person.


          (b) Employee resides at the following address:

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          (c) Employee is familiar  with the Company and its plans,  operations, and financial condition. Prior to the acceptance of this option, Employee has received all information as he or she deems necessary and appropriate to enable an evaluation of the financial risk inherent in accepting the option and has


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

received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

     9. Restricted Securities. Employee recognizes and understands that this option and the Option Shares are not currently registered under the Securities Act of 1933, as amended (the "Act"), and if registered in the future may not remain so registered and are not registered under any state securities law. Any transfer of the option (if otherwise permitted hereunder, and once exercised, the Option Shares) will not be recognized by the Company unless such transfer is registered under the Act, the Georgia Securities Act of 1973, as amended, (the "Georgia Act") and any other applicable state securities laws or effected pursuant to an exemption from such registration which may then be available. If the Option Shares are not registered, any share certificates representing the Option Shares may be stamped with legends restricting transfer thereof in accordance with the Company's policy with respect to unregistered shares of its Common Stock issued to employees as a result of exercise of options granted under the Plan. The Company may make a notation in its stock transfer records of the aforementioned restrictions on transfers and legends. Employee recognizes and understands that the Option Shares may be restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 may not be available under certain circumstances and that Employee's opportunity to utilize such Rule 144 to sell the Option Shares may be limited or denied. The Company shall be under no obligation to maintain or promote a public trading market for the class of shares for which the option is granted or to make provision for adequate information concerning the Company to be available to the public as contemplated under Rule 144. The Company will be under no obligation to recognize any transfer or sale of any Option Shares pursuant to Rule 144 unless the terms and conditions of Rule 144 are complied with by the Employee. By acceptance hereof, Employee agrees that no permitted disposition of any Option Shares shall be made unless and until (i) there is at the time of exercise of the option in effect a registration statement under the Act, or (ii) Employee shall have notified the Company of a proposed Option disposition and shall have furnished to the Company a detailed statement of the circumstances surrounding such disposition, together with an opinion of counsel acceptable in form and substance to the Company that such disposition will not require registration of the shares so disposed under the Act, the Georgia Act, and any applicable state securities laws. The Company shall be under no obligation to permit such transfer or disposition on its stock transfer books unless counsel for the Company shall concur as to such matters. Employee recognizes and understands that as long as Employee remains a designated Section 16 officer of the Company, and for up to six months thereafter, any sales of Option Shares will be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder. Employee also recognizes and understands that any sale of the Option Shares will also be subject to Rule 10b-5 promulgated under the Exchange Act. Employee agrees that any disposition of the Option Shares shall be made only in compliance with the Act, the Exchange Act, and the rules and regulations promulgated thereunder.

     10. Tax Matters. The Employee hereby agrees to comply with any applicable federal, state, and local income and employment tax requirements which might arise with regard to a disposition of any Option Shares and to inform the Company of any such disposition which occurs prior to the expiration of (i) two years from the date of grant of the option, and (ii) one year from the date of transfer to him of Option Shares. No later than the date as of which an amount first becomes includable in the gross income of the Employee for federal income tax purposes with respect to the exercise of any option under the Plan, Employee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan are conditional on such payment or arrangements and the Company shall have the right to deduct any such taxes from any payment of any kind otherwise due to Employee.

     11. Payment: Except as set forth below, the Option Exercise Price shall be paid in cash in U.S. Dollars at the time the Option is exercised or in shares of Common Stock of the Company held by the employee for at least six months and having an aggregate value equal to the Option Exercise Price. If the Option Exercise Price is paid by transfer of shares of Common Stock of the Company then the value of such shares will be the fair market value as of the day the shares are tendered, which is the closing sale price of the Stock on that day on the New York Stock Exchange. The Option Exercise Price may be paid by a combination of cash and Common Stock. Notwithstanding the foregoing, to the extent permitted by applicable law, Employee may elect to pay the Option Exercise Price by authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Exercise Price and any tax withholding resulting from such exercise.

     12. Binding  Effect.  This  Agreement  shall inure to the benefit of and be


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

binding  upon  the  parties  hereto  and  their  respective  heirs,   executors,
administrators, successors, and permissible assigns.

     13. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Georgia. If any term or provision hereof shall be held invalid or unenforceable, the remaining terms and provisions hereof shall continue in full force and effect. Any modification to this Agreement shall not be effective unless the same shall be in writing and such writing shall be signed by authorized representatives of both of the parties hereto. The terms of paragraphs 8 and 9 hereof shall survive exercise of the option by Employee and shall attach to the Option Shares. The option contained in this letter shall not confer upon Employee any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of Employee at any time. This letter can be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Please signify your acceptance of the option and your agreement to be bound by the terms hereof by promptly signing one of the two original letters provided to you and returning the same to the President of the Company.

     Thank you for your good work and service.

                                         Sincerely,

                 (SEAL)                  THE COMPANY:
                                         CRYOLIFE, INC.


                                         ---------------------------------------
Attest:

--------------------------------------
Secretary for the Company
                                         EMPLOYEE:

                                         -------------------------------------

                                         -------------------------------------
                                         (Print name of Employee)




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